UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2023

NEXPOINT REAL ESTATE FINANCE, INC.
(Exact Name Of Registrant As Specified In Charter)

Maryland	001-39210	84-2178264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NREF	New York Stock Exchange
8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	NREF-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2023, the Board of Directors of NexPoint Real Estate Finance, Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”). Among other things, the Amended and Restated Bylaws:

(a)
Enhance disclosure and procedural requirements in connection with stockholder nominations of directors, including by (i) requiring any stockholder submitting a director nomination notice to represent as to whether such stockholder intends to solicit proxies in support of director nominees other than the Board of Directors’ nominees in accordance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) requiring such nominating stockholder to provide sufficient evidence, at the Company’s request, that certain requirements of Rule 14a-19 under the Exchange Act have been satisfied, (iii) providing that the Company will disregard proxies or votes solicited for such stockholder’s nominees if such stockholder fails to comply with the requirements of Rule 14a-19 and (iv) incorporating other technical changes in light of the universal proxy rules adopted by the Securities and Exchange Commission;

(b)
Clarify that a stockholder is permitted to cast a vote by proxy filed in accordance with the procedures established by the Company, if that proxy is (i) executed or authorized by such stockholder or its agent in a manner permitted by law, (ii) compliant with Maryland law and the Company’s Amended and Restated Bylaws and (iii) filed in accordance with the procedures established by the Company;

(c)	Clarify that the Board of Directors may determine that a meeting of stockholders may be held by means of remote communication;

(d)	Outline the procedures for announcing the date, time and place of a reconvened meeting of stockholders in the event a meeting of stockholders is adjourned;

(e)
Enhance provisions providing for an exclusive forum for certain litigation, including to (i) specify the sole and exclusive forum for any Internal Corporate Claim, as such term is defined in the Maryland General Corporation Law (the “MGCL”) or any successor provision thereof, any action or proceeding to interpret, apply, enforce or determine the validity of the Company’s charter or the Amended and Restated Bylaws (including any right, obligation, or remedy thereunder), and any action or proceeding as to which the MGCL confers jurisdiction on the Circuit Court for Baltimore City, Maryland, (ii) exclude from application of the exclusive forum provisions any suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (iii) specify that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, in the case of (i) and (iii) except with the written consent of the Company to the selection of an alternative forum; and

(f)	Implement other technical and administrative changes and enhancements, including as related to procedures for meetings of stockholders.

The preceding summary of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to, and should be read in connection with, the full text of the Amended and Restated Bylaws attached hereto as Exhibit 3.1 to this Form 8-K, which is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws of NexPoint Real Estate Finance, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT REAL ESTATE FINANCE, INC.

/s/ Brian Mitts
Name: Brian Mitts
Title: Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer

Date: February 27, 2023